Exhibit (14)(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To The Trustees of Scudder
     Variable Life Investment Fund:

     We consent to the inclusion in the Registration Statement of Scudder Variable Life Investment Fund on Form N-14 of our report dated February 3, 1995 on our audit of the financial statements and financial highlights of Scudder Variable Life Investment Fund which report is included in the Annual Report to Shareholders for the year ended December 31,1994 which is included in the Registration Statement.

                                             /s/Coopers & Lybrand, L.L.P.
Boston, Massachusetts                           Coopers & Lybrand, L.L.P.
September 21, 1995